Trust Loan Contract

(No. (2013) SDXTHS08 - YYFM)

(Unofficial Selective Summary Translation)

Party A (Lender):	Shandong International Trust Company Limited
Legal Representative:	XIANG Kaijin

Party B (Borrower):	Inner Mongolia Yongye Fumin Biotechnology Co., Ltd.
Legal Representative:	ZHOU Tao

Whereas, Party A has accepted the trust fund entrusted by Baoshang Bank Holdings Co., Ltd. as its trustee and agrees to use the trust fund to provide a trust loan to Party B in accordance with the provisions of Trust Fund Contract (contract No. SDXTHS08). The parties hereto have reached agreement regarding the trust loan provided by Party A to Party B as follows.

Article I Amount, Term and Purpose of the Loan

1.          Currency of the loan: RMB; the amount of the loan: ¥80,000,000.00

2.          Term of the loan: 12 months.

3.          Purpose of the loan: purchasing raw material.

Article II Interest Rate of the Loan and Interest Calculation

1.          The annual interest rate on the loan hereunder is 7.2%, fixed during the term of the loan.

Article III Release of the Loan

1.	Only upon the satisfaction of all of the following conditions will Party A be obligated to release the loan:

1.1	This contract and the trust loan guarantee contract hereunder have been executed and have become effective, the guarantee registration procedures have been completed and Party B has obtained necessary rights certificates and other documents of proof acknowledged by Party A.

1.2	This contract and the trust loan guarantee contract are still valid as of the loan release date and there have been no activities on the part of Party B in violation of this contract; Party B’s credit worthiness has not deteriorated.

1.3	The trust has been established and the trust fund has been transferred into Party A’s special trust fund account.

2.           Upon the occurrence of any of the following, Party A has the right to refuse to release the loan:

2.1	Party B fails to provide: valid and authentic business license, organization code document, tax registration certificate and other relevant documents; valid and authentic Party B’s capital verification report issued by a qualified accounting firm; Party B’s board resolution (or shareholder resolution) approving the loan.

2.2	Party B fails to obtain government approval or registration required or to complete other procedures requested by Party A.

2.3	Government issues policy or adopts measures forbidding the loan.

2.4	Party B engages in operations prohibited by the government.

2.5	Party B engages in equity investment or uses loan fund as registered capital in violation of the relevant state regulations.

2.6	Party B invests in stocks, futures and other derivative products in violation of the relevant state regulations.

2.7	Party B fails to process certification for this contract and the guarantee contract hereunder in accordance with Party A’s requirements.

2.8	The guarantee contract hereunder fails to take effect.

2.9	Party B fails to secure insurance with Party A as the primary beneficiary.

2.10	Party B fails to set up a special account in accordance with the provisions herein.

2.11	Party B fails to pay fees in connection with this contract.

2.12	Party B’s or its guarantor’s operation or financial situation has materially deteriorated.

2.13	The payment method and conditions requested by Party B are not in compliance with the provisions herein or with the law.

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2.14	There are activities on the part of Party B or its guarantor in violation of the provisions herein.

2.15	Other situations that, in Party A’s view, affect the security of the loan.

2.16	Party B or its guarantor fails to satisfy other conditions for the loan.

2.17	Party B fails to provide other documents in connection with this loan at Party A’s request.

Article IV Payment of the Loan

1.           The payment method for the loan hereunder is entrusted payment method. Party A, in accordance with Party B’s loan withdrawal application and payment entrustment, will make payment through Party B’s account to Party B’s trading partner.

2.           [Not applicable].

3.           Party B designate the following account as the sole account to receive the trust loan:

Account Title:	Inner Mongolia Yongye Fumin Biotechnology Co., Ltd.
Account No.:	002674534800010
Account Bank:	Baoshang Bank Holdings Co., Ltd.

4.           Upon the occurrence of any of the following on the part of Party B, Party A has the right to refuse the release and payment of the loan:

4.1	Material deterioration of credit worthiness.

4.2	Abnormality in the use of the loan.

4.3	The recipient of the loan does not comply with the purpose of the loan specified herein.

4.4	There are instances of incompleteness, inauthenticity or illegality in the payment documents.

4.5	Entrustment payment application is inconsistent with the provisions herein.

4.6	Party B breaks payment into smaller amount in order to circumvent entrusted payment.

4.7	Others: _______________________

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5.           If, due to force majeure or breakdown of communication or network or the banking system, Party A fails to issue the loan or process payment on time, Party A will not bear any responsibility but must notify Party B.

6.           Once Party A has deposited the loan fund into Party B’s account specified in Section 4.3, it is considered that Party A has performed its obligation to release the loan and that Party B has received the loan.

Article V Loan Repayment

1.	Repayment plan

Party B must pay the interest in full on time and repay the loan in one lump sum at the loan due date.

2.	Repayment method

Party B must pay the interest and repay the loan on time to Party A’s account as follows:

Account Title:	Shandong International Trust Company Limited
Account No.:	002159835500060
Account Bank:	Baoshang Bank Holdings Co., Ltd.

3.	Early repayment

3.1	If Party B desires to repay the loan before it is due, Party B must submit application to Party A 7 business days in advance for approval. Any amount repaid earlier cannot be requested for again.

3.2	There is no penalty for early repayment.

3.3	If a portion of the loan is repaid earlier, the interest rate will be assessed on the remaining balance at the rate specified herein.

Article VI Loan Extension

If Party B is unable to repay the loan at its due date and needs to extend the loan, Party B must submit application to Party A at least one month prior to the due date for approval and, if approved, the two parties will enter into a loan extension agreement.

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Article VII Guarantee Provisions

The loan hereunder is guaranteed by Inner Mongolia Yongye Fumin Biotechnology Co., Ltd. and WU Zishen (their Loan Guarantee Contracts No. 2013SDXTHS08G-YYFM01 and 2013SDXTHS08G-YYFM02, respectively).

Article VIII Party B Rights and Responsibilities

1.           Party B has right to use the loan in accordance with the provisions herein.

2.           Party B must pay interest (including penalty interest or compound interest if applicable) on time and repay the loan at its due date.

3.           Party B shall not use the loan hereunder for any other purposes and shall not provide guarantee in excess of its net assets before the interest and principal of the loan have been repaid.

4.           Party B has the obligation to pay the loan fund for the purpose and within the scope specified herein.

5.           Party B must be responsible for all fees in connection with this loan contract.

6.           Party B must provide active assistance to Party A in its monitoring and review of Party B’s operation management and financial activities and provide other relevant documents at Party A’s request.

7.           In the event of any of the following, Party B must notify Party A in writing at least 30 days in advance and obtain Party A’s written approval:

7.1	Sale, gift, lease, transfer, pledge or mortgage or disposition in other form of Party B’s major property or assets;

7.2	Undergoing structural or organizational changes, including but not limited to sub-contracting, lease, joint venture, equity restructuring, reorganization, sale of business, merger and acquisition, spin-off, transfer of property or assets;

7.3	Application to other banks or institutions for loan or providing pledge or loan guarantee to a third party.

8.           Upon the occurrence of any of the following, Party B must notify Party A in writing immediately and take all necessary measure to alleviate the damage or harm:

8.1	Change in the scope of operation, registered capital or equity structure;

8.2	Involvement in major economic dispute;

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8.3	Ceasing or suspension of operation, bankruptcy, dissolution, cancellation or revocation of its business license;

8.4	Involvement in litigation, arbitration or administrative sanction or other adverse situation;

8.5	Engagement by its controlling shareholder(s) in major related party transactions, thus affecting its normal operation;

8.6	Material deterioration of the operation or financial situation on the part of its controlling shareholder(s) or affiliates, thus affecting its normal operation;

8.7	Involvement of its legal representative or key management officer in criminal activities.

9.            Party B and its investors must not withdraw funds, divert assets or transfer equity for the purpose of avoiding debt obligations toward Party A.

10.          Party B must ensure that its financial indices meet the following criteria:

10.1         Return on total assets not less than 2%;

10.2         Debt-asset ratio not more than 70%;

10.3         Potential debt ratio not more than 50%.

11.         If there is any adverse change to the guarantee on Party A’s claims, Party B must promptly provide other guarantee acceptable to Party A at Party A’s request.

The “change” mentioned above includes but is not limited to: involvement by the guarantor in M&A, spin-off, ceasing/suspension of operation, reorganization, bankruptcy, dissolution, cancellation or revocation of its business license; death or disappearance of natural person guarantor; involvement by the guarantor in litigation, arbitration or administrative sanction or other adverse situation; damage to, disappearance of or freeze on the property pledged as guarantee; activities of breach by the guarantor; disputes between the guarantor and Party B and other adverse events.

12.         If there is any change to Party B’s name, legal representative, address and contact information, Party B must notify Party A within 2 days of such change.

Article IX Party A’s Rights and Responsibilities

1.          Party A has the right to demand that Party B repay the interest and principal of the loan on time.

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2.          Party A has the right to request Party B to provide relevant documents.

3.          Party A has the right to monitor and review Party B’s operation and financial situation and the use of the loan and to request Party B to provide additional documents.

4.          Party A has the right to monitor Party B’s use of the loan.

5.          Party A has the right to release the loan fund in accordance with the purpose and within the scope of payment specified herein.

6.          Party A has the right to demand that Party B remedy promptly the situation that will adversely affect Party B’s ability to perform its debt repayment obligations or to terminate this contract and declare the loan due in advance.

7.          If Party B violates any of the provisions herein, Party A has the right to immediately repay the loan principal and interest or to provide additional guarantee.

8.          Party A has the right to provide information on Party B’s credit to bank regulatory organization, People’s Bank of China or other financial monitoring agencies.

9.          Party A has the right to announce or publish information regarding Party B’s delinquency or evading debt and provide such information to debt collection organizations.

10.         During the effective term of this contract, if Party B changes its name, legal representative, address and contact information without notifying Party A promptly, all notices or documents sent to Party B based on contact information set forth herein will be considered received by Party B.

Article X Transfer of the Debt and Claims

1.          After this contract has become effective, Party A may transfer part or all of the claims hereunder to a third party without the need to obtain Party B’s approval.

2.          After this contract has become effective, Party B cannot transfer part or all of the loan hereunder to a third party without obtaining Party A’s prior written approval. If approved, Party B must also provide other guarantee acceptable to Party A.

Article XI Party B’s Representations and Promises

1.          Party B is duly incorporated and existing legal person in good standing and has all the government permit or authorization to engage in its business.

2.          Party B has obtained legal power, right and authorization to execute, deliver and perform this contract, which is binding to and enforceable against Party B.

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3.          All the documents provided to Party A are authentic, complete, valid and effective with no misrepresentation or falsehood or major omissions.

4.          Party B hereby acknowledges that it has full understanding of the provisions herein.

5.          The execution and performance of this contract will not violate any other agreement or contracts to which Party B is a party.

6.          As of the date of execution of this contract, Party B is not involved any major litigation, arbitration or administrative sanctions; and there is no delinquency or deterioration of its repayment ability and no major disputes that will affect the performance of this contract.

7.          Party B promises to ensure the compliance in its operations of all the law and regulations.

8.          Party B will maintain its current management standard and ensure protection of its assets; Party B will not forgive any debt owed to it and transfer or dispose of its major assets without compensation or at a low price.

9.          Party B promises that it will not refuse or delay the performance of its obligations hereunder on the ground of any dispute and will not collude with any third party to harm Party A’s interests.

Article XII Liability for Breach

1.          The occurrence of any of the following will constitute a breach by Party B:

1.1	Party B violates any of the provisions herein, or the occurrence of any event affecting Party B’s repayment ability.

1.2	Party B’s guarantor violates any of the provisions herein, or the occurrence of any event affecting Party B’s guarantor’s repayment ability.

2.           When Party B is in breach, Party A may take some or all of the measures below:

2.1	Demand that Party B or its guarantor remedy the breach behavior or other adverse situation, arrange other protection measures or provide other effective guarantee.

2.2	If Party B fails to use the loan or to pay the interest in accordance with the provisions herein, Party A has the right to charge penalty and compound interest at the rate set forth below:

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(1)	If Party B fails to repay the loan on time and fails to reach agreement with Party A on the extension of the loan, Party A has the right to charge penalty interest on the past-due portion of the loan until its full repayment. The penalty interest rate on past-due portion of the loan is an additional 50% on top of the interest rate on the loan hereunder, and the penalty interest on the misused portion of the loan is an additional 100% on top of the interest rate on the loan hereunder.

(2)	If Party B fails to pay interest in full on time, Party A has the right to charge compound interest on the portion of the interest.

2.3	Suspend the release of the loan, recall the loan already released due in advance and declare the loan under other loan contract between Party A and Party B due in advance.

2.4	Demand that Party B be responsible for compensation and legal consequences.

2.5	Demand that Party B pay breach damages in the amount of 5% of the loan amount.

2.6	Take other measures available under the law.

2.7	Disclose public Party B’s breaches.

2.8	Exercise its right under the guarantee contract.

3.           Party B must be responsible for all the fees and expenses (including litigation, arbitration and enforcement fees, attorney fees, traveling expenses and appraisal fees, etc.) incurred in the realization of its creditor’s claims.

4.           Provided that Party B has performed its obligations, if Party A fails to release the loan in accordance with the provisions herein, Party A must be responsible to compensate Party B for any resulting actual loss.

Article XIII Special Provisions

If this contract has been certified for enforcement effect, the creditor may directly appeal to the people’s court for enforcement.

Article XIV Independence of the Provisions and Non-Waiver

1.           The invalidity of some of the provisions herein will not affect the validity of other provisions herein.

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2.           The invalidity of this contract or some of the provisions herein, for whatever reason, will not affect Party B’s obligations to perform its obligations and responsibilities hereunder.

3.           Any forgiveness toward any breach and delay of the exercise of its rights by one party toward the other party should not be considered waiver of such rights and should not affect the future exercise of such rights.

Article XV Confidentiality

1.           Both parties must keep the provisions and conditions of this contract and all other information obtained from the other party in the course of performing this contract strictly confidential and must not disclose such information to any third party without the other party’s written approval, except in the following circumstances:

1.1	Disclosure is made by Party A in pursuant to the relevant law or regulations.

1.2	Disclosure is made by Party A to government agencies, people’s court and other government authorities.

1.3	Disclosure is made by Party A to the accounting firm, law firm and other agents engaged by Party A, provided that the personnel of such firms maintain confidentiality obligation regarding such confidential information.

1.4	Information disclosed was obtained through public channels.

2.           This confidentiality provision will remain effective after the expiration of this contract.

Article XVI Contract Effectuation and Dissolution

1.           This contract becomes effective after it is executed by the legal representatives of both parties.

2.           During the effective period of this contract, neither party can amend or dissolve this contract or stop the performance of its obligations and responsibilities hereunder without the approval of the other party. If one party needs to amend or dissolve this contract, it must reach written supplemental agreement with the other party.

3.           If Party A and Party B want to continue the cooperation, they must enter into a new written agreement.

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Article XVII Dispute Resolution

1.          Any dispute arising from this contract must be resolved through consultation; if such consultation fails, it can be submitted to the people’s court at Party B’s location.

2.          During the course of any legal action, other provisions must continue to be performed.

Article XVIII Others

1.          This contract has one format and five counterparts.

2.          All appendices and documents generated during the course of performing this contract are component parts of this contract and have the same legal effect.

Party A (Seal):	/seal/ Shandong International Trust Company Limited
Legal Representative:	LI Xiaopeng

Party B (Seal):	/seal/ Inner Mongolia Yongye Fumin Biotechnology Co., Ltd.
Legal Representative:	/s/ ZHOU Tao

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